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                                                                     Exhibit 5.1

             [Baker & Hostetler LLP LETTERHEAD]

                                           September 5, 2003

Developers Diversified Realty Corporation

         Re: Registration Statement on Form S-4 with respect to
         $300,000,000 aggregate principal amount
         4.675% Notes due 2010 of Developers Diversified Realty Corporation

Ladies and Gentlemen:

         We have acted as counsel for Developers Diversified Realty Corporation, an Ohio corporation (the "Issuer"), in connection with (i) the offer to exchange (the "Exchange Offer") up to $300,000,000 aggregate principal amount of the Issuer's 4.675% Notes due 2010 (the "New Notes") for its $300,000,000 aggregate principal amount 4.675% Notes due 2010 (the "Old Notes") that are presently outstanding and (ii) the preparation of the registration statement on Form S-4 (the "Registration Statement") filed on September 5, 2003 with the Securities and Exchange Commission by the Issuer for the purpose of registering the New Notes under the Securities Act of 1933, as amended (the "Act"). The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture, dated as of May 1, 1994 and supplemented by the First Supplemental Indenture, dated as of May 10, 1995 and the Second Supplemental Indenture, dated as of July 18, 2003 (collectively, the "Indenture"), between the Issuer, and National City Bank, as Trustee.

         In connection with the foregoing, we have examined such records of the Issuer and such other documents as we deem necessary to render this opinion.

         Based on such examination, we are of the opinion that when the New Notes, substantially in the form as set forth in Exhibit 4.4 to the Registration Statement, have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Old Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the New Notes will be valid and binding obligations of the Issuer and will be entitled to the benefits of the Indenture.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                   Sincerely,

                                   /s/ Baker & Hostetler LLP